   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000
                                                      Registration No. 333-63517

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8
   REGISTRATION STATEMENT (INCLUDING REGISTRATION OF SHARES FOR RESALE BY MEANS
                          OF A FORM S-3 PROSPECTUS)
                                     UNDER
                          THE SECURITIES ACT OF 1933

            CARREKER CORPORATION (Formerly Carreker-Antinori, Inc.) (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                       75-1622836
(State or Other Jurisdiction of Incorporation              (I.R.S. Employer
            or Organization)                             Identification Number)

                       4055 Valley View Lane, Suite 1000
                             Dallas, Texas  75244
             (Address of Principal Executive Offices) (Zip Code)

  AMENDED AND RESTATED CARREKER-ANTINORI, INC. 1994 LONG TERM INCENTIVE PLAN
             CARREKER-ANTINORI, INC. DIRECTOR STOCK OPTION PLAN
                          (Full Title of the Plans)

                            John D. Carreker, Jr.
            Chairman of the Board and Chief Executive Officer
                            Carreker Corporation
                           4055 Valley View Lane
                                Suite 1000
                           Dallas, Texas  75244
                  (Name and Address of Agent for Service)

                              (972) 458-1981
         (Telephone Number, Including Area Code, of Agent for Service)


================================================================================

                               EXPLANATORY NOTE

    As originally filed on September 16, 1998 (Registration No. 333-63517), this Registration Statement (the "Registration Statement") registered 5,284,300 shares of Common Stock of Carreker Corporation (the "Company"), 1,152,174 of which had been issued under the Company's Amended and Restated 1994 Long Term Incentive Plan (the "1994 Plan") to various stockholders of the Company (the "Selling Stockholders") and 4,132,126 of which had been approved for issuance under the 1994 Plan and the Company's Director Stock Option Plan (the "Director Plan"). The Registration Statement and the reoffer prospectus included in the Registration Statement registered for reoffer and/or resale the 1,152,174 shares of Common Stock issued to the Selling Stockholders indicated therein following their exercise of the related options (the "Resale Shares").

    By this Post-Effective Amendment No. 1, the Company hereby deregisters under the Act all of the Resale Shares that have not been resold in accordance with the reoffer prospectus. The Registration Statement remains in effect with respect to the remaining shares subject to issuance under the 1994 Plan and the Director Plan.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of September, 2000.

                                       CARREKER CORPORATION


                                       By: /s/ John D. Carreker, Jr.
                                          ------------------------------------
                                          John D. Carreker, Jr.
                                          Chairman of the Board
                                          and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                       Date
---------                              -----                                       ----


/s/ John D. Carreker, Jr.              Chairman of the Board,                      September 1, 2000
------------------------------------   Chief Executive Officer and Director
John D. Carreker, Jr.                  (Principal Executive Officer)


/s/ Terry L. Gage                      Executive Vice President                    September 1, 2000
------------------------------------   Treasurer and Chief
Terry L. Gage                          Financial Officer
                                       (Principal Financial and
                                       Accounting Officer)


               *                       Vice Chairman of the Board and              September 1, 2000
------------------------------------   Director
Ronald A. Antinori


                                       2


------------------------------------   Director                                    September 1, 2000
Wyn P. Lewis


               *
------------------------------------   Director                                    September 1, 2000
James L. Fischer


               *
------------------------------------   Director                                    September 1, 2000
Richard R. Lee, Jr.


               *
------------------------------------   Director                                    September 1, 2000
James D. Carreker


               *
------------------------------------   Director                                    September 1, 2000
Donald L. House


               *
------------------------------------   Director                                    September 1, 2000
Larry J. Peck


               *
------------------------------------   Director                                    September 1, 2000
David K. Sias



*   By: /s/ Terry L. Gage
        ------------------------------
        Terry L. Gage
        ATTORNEY-IN-FACT

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